Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial data (the “Pro Forma Financial Statements”) are provided to aid DNOW Inc. (“DNOW”) stockholders in their analysis of the financial aspects of the mergers. The Pro Forma Financial Statements combine the historical consolidated financial position and results of operations of MRC Global Inc. (“MRC Global”) after giving effect to the mergers as further described in Note 1 — Description of the Mergers and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Combined Financial Statements” below. The Pro Forma Financial Statements have been prepared to give effect to the following:

•

Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets acquired and liabilities assumed of MRC Global was recorded by DNOW at their respective fair values as of the closing date;

•	Preliminary adjustments to conform the financial statement presentation of MRC Global to those of DNOW; and

•	Adjustments to reflect estimated post-combination impacts, including transaction costs of the mergers, (as defined below in Note 1 — Description of the Mergers below).

The Pro Forma Financial Statements of DNOW also give effect to acquisitions that have already occurred and are considered material transactions separate from the mergers:

•

For the year ended December 31, 2024, DNOW completed the acquisitions of Whitco Supply, LLC and Trojan Rentals, LLC (collectively, the “Other Acquisitions”). DNOW has included the financial results of the Other Acquisitions in its consolidated financial statements from the date of the Other Acquisitions. The unaudited combined pro forma data has been presented as if the Other Acquisitions occurred on January 1, 2024. This information is based on historical results of operations, adjusted to give effect to pro forma events that are directly attributable to the Other Acquisitions and factually supportable. The pro forma data is for informational purposes only and is not indicative of the results of operations that would have been achieved had the Other Acquisitions occurred at the beginning of fiscal year 2024.

The following Pro Forma Financial Statements and related notes are based on and should be read in conjunction with:

•	The historical audited consolidated financial statements of DNOW and the related notes included in DNOW’s Annual Report on Form 10-K as of and for the year ended December 31, 2024;

•	The historical audited consolidated financial statements of MRC Global and the related notes included in MRC Global’s Annual Report on Form 10-K as of and for the year ended December 31, 2024;

•

The historical unaudited interim consolidated financial statements of DNOW and the related notes included in DNOW’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2025; and

•

The historical unaudited interim condensed consolidated financial statements of MRC Global and the related notes included in MRC Global’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2025.

The unaudited pro forma combined balance sheet as of September 30, 2025, gives pro forma effect to the mergers as if they had occurred on September 30, 2025. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, give pro forma effect to the mergers as if they had occurred on January 1, 2024.

The Pro Forma Financial Statements are provided for informational purposes only. The Pro Forma Financial Statements are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The Pro Forma Financial Statements have been prepared in accordance with Article 11 of Regulation S-X promulgated by the SEC, as amended by the final rule, Release No. 33-10786 Amendments to Financial Disclosures about Acquired and Disposed Businesses, using the assumptions set forth in the notes to the Pro Forma Financial Statements. Further, there may be additional charges related to any potential restructuring or other integration activities resulting from the mergers, the timing, nature and amount of which management cannot identify or calculate as of the date of this joint proxy statement/prospectus, and thus, these charges are not reflected in the Pro Forma Financial Statements.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(in millions)

	Historical				Pro Forma Adjustments
	DNOW Inc.	MRC Global Inc.	MRC Global Inc. Discontinued Operations	MRC Global Inc. Proforma	Reclassification Adjustments	(Note)		Merger Adjustments	(Note)		Pro Forma Combined
			(Note 2)		(Note 4)			(Note 5)
Assets
Current assets:
Cash and cash equivalents	$266	$—	$—	$—	$59	4	(a)	$(244)	5	(g)(h)	$81
Cash	—	59	—	59	(59)	4	(a)	—			—
Receivables, net	429	—	—	—	473	4	(b)	—			902
Accounts receivable, net	—	473	—	473	(473)	4	(b)	—			—
Inventories, net	377	523	—	523	—			8	5	(a)	908
Prepaid and other current assets	24	—	—	—	49	4	(c)	—			73
Other current assets	—	49	—	49	(49)	4	(c)	—			—
Current assets of discontinued operations	—	1	(1)	—	—			—			—

Total current assets	1,096	1,105	(1)	1,104	—			(236)			1,964
Property, plant and equipment, net	149	100	—	100	9	4	(d)	2	5	(a)(d)	260
Operating lease assets	—	160	—	160	37	4	(e)	12	5	(d)	209
Deferred income taxes	76	—	—	—	—			—			76
Goodwill	235	—	—	—	264	4	(f)	404	5	(a)-(g)(i)	903
Goodwill, net	—	264	—	264	(264)	4	(f)	—			—
Intangibles, net	60	—	—	—	130	4	(g)	289	5	(c)	479
Other intangible assets, net	—	130	—	130	(130)	4	(g)	—			—
Other assets	44	36	—	36	(46)	4	(d)(e)	27	5	(f)	61

Total assets	$1,660	$1,795	$(1)	$1,794	$—			$498			$3,952

	Historical				Pro Forma Adjustments
	DNOW Inc.	MRC Global Inc.	MRC Global Inc. Discontinued Operations	MRC Global Inc. Proforma	Reclassification Adjustments	(Note)		Merger Adjustments	(Note)		Pro Forma Combined
			(Note 2)		(Note 4)			(Note 5)
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	305	—	—	—	433	4	(h)	—			738
Trade accounts payable	—	433	—	433	(433)	4	(h)	—			—
Accrued liabilities	118	—	—	—	101	4	(i)(k)	(1)	5	(g)(h)	218
Accrued expenses and other current liabilities	—	119	—	119	(119)	4	(i)(j)	—			—
Operating lease liabilities	—	31	—	31	13	4	(k)	—			44
Current portion of debt obligations	—	4	—	4	—			49	5	(g)	53
Other current liabilities	12	—	—	—	5	4	(j)	—			17
Current liabilities of discontinued operations	—	1	(1)	—	—			—			—

Total current liabilities	435	588	(1)	587	—			48			1,070
Long-term operating lease liabilities	25	141	—	141	—			—			166
Long-term debt	—	472	—	472	—			(260)	5	(g)	212
Deferred income taxes	—	35	—	35	—			76	5	(e)	110
Other long-term liabilities	15	—	—	—	28	4	(l)	—			43
Other liabilities	—	28	—	28	(28)	4	(l)	—			—

Total liabilities	475	1,264	(1)	1,263	—			(136)			1,602
Stockholders’ equity:
Preferred stock	—	—	—	—	—			—			—
Common stock	1	1	—	1	—			—			2
Treasury stock	—	(390)	—	(390)	—			390	5	(i)	—
Additional paid-in capital	2,001	1,785	—	1,785	—			(589)	5	(b)(g)(i)	3,197
Accumulated deficit	(675)	—	—	—	(670)	4	(m)	638	5	(h)(i)	(707)
Retained deficit	—	(670)	—	(670)	670	4	(m)	—			—
Accumulated other comprehensive loss	(145)	(195)	—	(195)	—			195	5	(i)	(145)
Noncontrolling interest	3	—	—	—	—			—			3

Total stockholders’ equity	1,185	531	—	531	—			634			2,350

Total liabilities and stockholders’ equity	$1,660	$1,795	$(1)	$1,794	$—			$498			$3,952

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(in millions, except share and per share data)

	Historical				Pro Forma Adjustments
	DNOW Inc.	MRC Global Inc.	MRC Global Inc. Discontinued Operations	MRC Global Inc. Pro Forma	Reclassification Adjustments	(Note)		Merger Adjustments	(Note)		Pro Forma Combined	(Note)
			(Note 2)		(Note 4)			(Note 6)
Revenue	$1,861	$—	$—	$—	$2,188	4	(o)	$—			$4,049
Sales	—	2,188	—	2,188	(2,188)	4	(o)	—			—
Operating expenses:
Cost of products	1,433	—	—	—	1,752	4	(p)	8	6	(b)	3,193
Cost of sales	—	1,770	—	1,770	(1,770)	4	(p)(q)	—			—
Warehousing, selling and administrative	333	—	—	—	400	4	(q)(r)	(15)	6	(c)(d)	718
Selling, general and administrative expenses	—	382	—	382	(382)	4	(r)	—			—

Operating profit	95	36	—	36	—			7			138
Other income (expense)	(1)	—	—	—	(22)	4	(s)(t)	19	6	(f)(g)	(4)
Interest expense	—	(29)	—	(29)	29	4	(s)	—			—
Other, net missing	—	7	—	7	(7)	4	(t)	—			—

Income before income taxes	94	14	—	14	—			26			134
Income tax provision	21	—	—	—	2	4	(u)	7	6	(i)	30
Income tax expense from continuing operations	—	2	—	2	(2)	4	(u)	—			—
Loss from discontinued operations, net of tax	—	(30)	30	—	—			—			—

Net income (loss)	73	(18)	(30)	12	—			19			104
Less: Net income attributable to a noncontrolling interest	1	—	—	—	—			—			1

Net income (loss) attributable to DNOW Inc.	$72	$(18)	$(30)	$12	$—			$19			$103

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.66										$0.55	6	(l)
Diluted	$0.66										$0.54	6	(l)
Weighted-average common shares outstanding, basic	105										187	6	(l)
Weighted-average common shares outstanding, diluted	106										187	6	(l)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in millions, except share and per share data)

	Historical				Pro Forma Adjustments
	DNOW Inc.	MRC Global Inc.	MRC Global Inc. Discontinued Operations	MRC Global Inc. Pro Forma	Reclassification Adjustments	(Note)		Merger Adjustments	(Note)		Other Acquisition Adjustments	(Note)		Pro Forma Combined	(Note)
			(Note 2)		(Note 4)			(Note 6)			(Note 6)
Revenue	$2,373	$—	$—	$—	$3,011	4	(o)	$—			$172	6	(h)	$5,556
Sales	—	3,011	—	3,011	(3,011)	4	(o)	—			—			—
Operating expenses:								—			—
Cost of products	1,838	—	—	—	2,370	4	(p)	17	6	(a)(b)	106	6	(h)	4,331
Cost of sales	—	2,391	—	2,391	(2,391)	4	(p)(q)	—			—			—
Warehousing, selling and administrative	416	—	—	—	506	4	(q)(r)	49	6	(c)(d)(e)(j)	39	6	(h)	1,010
Selling, general and administrative expenses	—	485	—	485	(485)	4	(r)	—			—			—
Impairment and other charges	6	—	—	—	—			—			—			6

Operating profit	113	135	—	135	—			(66)			27			209
Other income (expense)	1	—	—	—	(30)	4	(s)(t)	10	6	(f)(g)	—			(19)
Interest expense	—	(26)	—	(26)	26	4	(s)	—			—			—
Other, net	—	(4)	—	(4)	4	4	(t)	—			—			—

Income before income taxes	114	105	—	105	—			(56)			27			190
Income tax provision	32	—	—	—	27	4	(u)	(14)	6	(i)	6	6	(h)	51
Income tax expense from continuing operations	—	27	—	27	(27)	4	(u)	—			—			—
Loss from discontinued operations, net of tax	—	(23)	23	—	—			—			—			—

Net income (loss)	82	55	(23)	78	—			(42)			21			139
Series A preferred stock dividends	—	20	—	20	—			(20)	6	(k)	—			—
Loss on repurchase and retirement of preferred stock	—	9	—	9	—			(9)	6	(k)	—			—
Less: Net income attributable to a noncontrolling interest	1	—	—	—	—			—			—			1

Net income (loss) attributable to DNOW Inc.	$81	$26	$(23)	$49	$—			$(13)			$21			$138

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.75													$0.72	6	(l)
Diluted	$0.74													$0.72	6	(l)
Weighted-average common shares outstanding, basic	106													188	6	(l)
Weighted-average common shares outstanding, diluted	107													189	6	(l)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Mergers

Acquisition of MRC Global

On November 6, 2025 (the “Closing Date”), DNOW completed its previously announced acquisition of MRC Global and its subsidiaries. DNOW entered into an Agreement and Plan of Merger (the “Merger Agreement”) on June 26, 2025 with MRC Global, Buck Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of DNOW (“Merger Sub”), and Stag Merger Sub, LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of DNOW (“LLC Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, (1) Merger Sub was merged with and into MRC Global (the “First Merger” and the time that the First Merger became effective, the “First Merger Effective Time”), with MRC Global continuing as the surviving corporation in the First Merger, and (2) immediately following the First Merger, MRC Global was merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with LLC Sub continuing as the surviving company at the effective time of the Second Merger as a wholly-owned, direct subsidiary of DNOW. The events described took place in connection with the completion of the Mergers on the Closing Date.

At the First Merger Effective Time, each issued and outstanding share of common stock of MRC Global, par value of $0.01 per share (the “MRC Global common stock”), was converted into the right to receive 0.9489 shares of common stock of DNOW, par value of $0.01 per share (the “DNOW common stock”) with cash paid in lieu of the issuance of fractional shares, if any (the “Merger Consideration”).

Each share of restricted MRC Global common stock issued under the MRC Global Inc. Omnibus Incentive Plan (as amended, the “MRC Global equity plan”) that vests solely on the basis of time (a “MRC Global restricted share”) that was outstanding immediately prior to the First Merger Effective Time automatically, by virtue of the occurrence of the closing of the Mergers, vested in full immediately prior to the First Merger Effective Time and was canceled and converted into the right to receive the Merger Consideration with respect to each MRC Global restricted share, with cash paid in lieu of fractional shares of DNOW common stock in accordance with the Merger Agreement and an amount in cash equal to the accrued but unpaid dividends with respect to each MRC Global restricted share.

Each restricted stock unit (each, an “MRC Global RSU”) granted pursuant to the MRC Global equity plan that was granted prior to February 2024 and was outstanding immediately prior to the Effective Time immediately vested with respect to 100% of the shares of MRC Global common stock subject to such MRC Global RSU, which shares of MRC Global common stock then converted into the right to receive the Merger Consideration with respect to each share of MRC Global common stock and an amount in cash equal to the accrued but unpaid dividend equivalents with respect to such MRC Global RSU.

Each outstanding MRC Global RSU that was granted in February 2024 or later was canceled and converted into an award of restricted stock units representing the right to receive DNOW common stock (each, a “DNOW RSU”) in respect of that number of shares of DNOW common stock (rounded to the nearest whole share) equal to the product of the total number of shares of DNOW common stock subject to such award of MRC Global RSUs immediately prior to the Effective Time multiplied by 0.9489. Such DNOW RSUs will vest and be payable on the same terms and conditions as are set forth in the corresponding award agreement (except that such award will be payable in DNOW common stock).

Each restricted stock unit granted pursuant to the MRC Global equity plan that is subject to performance-based vesting (each, an “MRC Global PSU”) that was granted prior to February 2024 was canceled, and the holder became entitled to receive the number of shares of MRC Global common stock (rounded to the nearest share) subject to the MRC Global PSU, which shares of MRC Global common stock were converted into the right to receive (A) the Merger Consideration with respect to each share of MRC Global common stock subject to such MRC Global PSU that vest based on the determination of performance set forth in the applicable award agreement and (B) an amount in cash equal to the accrued but unpaid dividend equivalents with respect to such MRC Global PSU, if any.

Each outstanding MRC Global PSU that was granted in or subsequent to February 2024 was canceled and converted into a DNOW RSU in respect of that number of shares of DNOW common stock (rounded to the nearest whole share) equal to the product of the number of shares of MRC Global common stock subject to such MRC Global PSU immediately prior to the Effective Time that vest based on the determination of performance set forth in the applicable award agreement multiplied by 0.9489. Such DNOW RSU will vest and be payable on the same terms and conditions as are set forth in the corresponding award agreement (except that such award will be payable in DNOW common stock and such award will no longer be subject to performance metrics). The number of shares of MRC Global common stock subject to such MRC Global PSU was deemed to be the number of shares subject to the MRC Global PSU with performance deemed achieved, except as previously disclosed to DNOW, in accordance with the terms and conditions of the applicable award agreement governing such MRC Global PSU immediately prior to the First Merger Effective Time.

Note 2. Basis of Pro Forma Presentation

Basis of Presentation

The unaudited pro forma combined balance sheet as of September 30, 2025, combines the historical consolidated balance sheets of DNOW and MRC Global, giving effect to the Mergers as if they had occurred on September 30, 2025. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, combines the historical consolidated statements of operations of DNOW and MRC Global, giving effect to the Mergers as if they had occurred on January 1, 2024.

The Pro Forma Financial Statements and explanatory notes have been prepared using the acquisition method of accounting with DNOW as the accounting acquirer of MRC Global. Under the acquisition method of accounting, the assets and liabilities of MRC Global, as of closing, were recorded by DNOW at their estimated fair values and any excess of the Merger Consideration over the fair value of MRC Global’s net assets was allocated to goodwill, if applicable. The pro forma allocation of the Merger Consideration reflected in the Pro Forma Financial Statements is subject to adjustment and may vary materially from the actual allocation that was recorded as of the close date.

The Pro Forma Financial Statements have been presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that would have been realized had the Mergers occurred as of the dates indicated, nor are they meant to be indicative of any anticipated future financial condition or results of operations of DNOW and its consolidated subsidiaries after giving effect to the Mergers (the “combined company”), nor does it reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma adjustments represent management’s estimates based on currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited Pro Forma Financial Statements are described in the accompanying notes.

Discontinued Operations Adjustments

On December 13, 2024, MRC Global entered into a definitive agreement to sell assets associated with its Canada operations (“MRC Global Canada”) to EMCO Corporation, and on March 14, 2025, MRC Global completed the sale.

MRC Global presented the operations of MRC Global Canada as discontinued operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025. Therefore, the Pro Forma Financial Statements exclude the results of operations of MRC Global Canada because those businesses will not be considered part of the acquiring entity’s continuing operations.

Note 3. Preliminary Purchase Price Allocation

Management performed a preliminary estimation of fair values of the MRC Global assets acquired and liabilities assumed as of September 30, 2025. The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry to identify value allocations of acquisition consideration to assets acquired and liabilities assumed. As such, the preliminary fair value estimates are subject to change based on the final valuations, and these changes could be material.

The estimated preliminary fair values of the MRC Global assets and liabilities are based on discussions with MRC Global’s management, preliminary valuation studies, the transaction due diligence and information presented in MRC Global’s public filings. The final purchase price and purchase price allocation may be different than the information that is presented herein, and these differences could be material.

Preliminary Estimated Purchase Price

The total preliminary Merger Consideration is calculated as follows (in millions, except exchange ratio, shares, and per share price):

MRC Global common stock as of November 6, 2025	84,992,662
MRC Global RSAs, MRC Global RSUs and MRC Global PSUs to be vested in connection with the Mergers	764,262
Exchange ratio	0.9489

Shares of DNOW common stock issued at closing	81,374,745
Price per share of DNOW common stock(1)	$14.56

Equity consideration for the conversion of MRC Global common stock outstanding	$1,185
Fair value of replacement MRC Global RSUs and MRC
Global PSUs attributable to the purchase price	$12
Estimated repayment of certain existing indebtedness of MRC Global(2)	$477

Preliminary Merger Consideration	$1,674

(1)	The equity consideration is based on the closing price of the shares of DNOW common stock on November 5, 2025.
(2)

The balance of existing indebtedness of MRC Global is based on the outstanding balance as of September 30, 2025, including accrued interest. The actual repayment amount may be different to reflect the outstanding indebtedness on the Closing Date.

Preliminary Estimated Purchase Price Allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in millions):

September 30, 2025
Cash	$59
Accounts receivable, net	473
Inventories, net	531
Other current assets	49
Operating lease assets	172
Property, plant and equipment, net	102
Other assets	63
Other intangible assets, net	419

Total identifiable assets acquired	1,868
Trade accounts payable	(433)
Accrued expenses and other current liabilities	(118)
Operating lease liabilities	(31)
Long-term operating lease liabilities	(141)
Deferred income taxes	(111)
Other liabilities	(28)

Total identifiable liabilities assumed	(862)

Goodwill	668

Total consideration effectively transferred	$1,674

All adjustments from the application of the purchase price allocation are within the adjustments described in Note 5 below.

Note 4. Significant Accounting Policies and Reclassification Adjustments

During the preparation of the Pro Forma Financial Statements, DNOW performed a preliminary analysis of MRC Global’s historical financial data to identify differences in accounting policies and financial statement presentation as compared to those of DNOW. Management is currently evaluating for significant accounting policy differences between the two entities. DNOW is in the process of performing a comprehensive review of the accounting policies and may identify differences in accounting policies between the two entities which, when conformed, could be material.

Certain reclassifications are reflected in the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations to conform with presentation between DNOW and MRC Global. These reclassifications have no effect on previously reported total assets, total liabilities and stockholders’ equity, or net income (loss) of DNOW or MRC Global. The Pro Forma Financial Statements may not reflect all reclassifications necessary to conform MRC Global’s presentation to that of DNOW due to limitations on the availability of information as of the date of this joint proxy statement/prospectus. Additional reclassification adjustments may be identified as more information becomes available.

The following reclassification adjustments were made to conform with balance sheet presentation between MRC Global and DNOW:

(a)	Represents a reclassification of MRC Global “Cash” to Cash and cash equivalents”.

(b)	Represents a reclassification of MRC Global “Accounts receivables, net” to “Receivables, net”.

(c)	Represents a reclassification of MRC Global “Other current assets” to “Prepaid and other current assets”.

(d)	Represents a reclassification of MRC Global finance lease right-of-use assets balance recorded in “Other assets” to “Property, plant and equipment, net”.

(e)	Represents a reclassification of DNOW operating lease right-of-use assets balance from “Other assets” to “Operating lease assets”, as the balance is individually significant.

(f)	Represents a reclassification of MRC Global “Goodwill, net” to “Goodwill”.

(g)	Represents a reclassification of MRC Global “Other intangible assets, net” to “Intangibles, net”.

(h)	Represents a reclassification of MRC Global “Trade accounts payable” to “Accounts payable”.

(i)	Represents a reclassification of MRC Global contract liabilities and taxes (non-income) in the amount of $114 million in “Accrued expenses and other current liabilities” to “Accrued liabilities”.

(j)	Represents a reclassification of MRC Global income tax payable in “Accrued expenses and other current liabilities” to “Other current liabilities”.

(k)	Represents a reclassification of DNOW operating lease liabilities balance in “Accrued liabilities” to “Operating lease liabilities”, as the balance is individually significant.

(l)	Represents a reclassification of MRC Global “Other liabilities” to “Other long-term liabilities”.

(m)	Represents a reclassification of MRC Global “Retained deficit” to “Accumulated deficit”.

(n)	[Reserved]

The following reclassification adjustments were made to conform with statement of operations presentation of MRC Global and DNOW:

(o)	Represents a reclassification of MRC Global “Sales” to “Revenue”.

(p)	Represents a reclassification of MRC Global “Cost of sales” to “Cost of products”, excluding the depreciation expense which is adjusted in 4(q) below.

(q)

Represents a reclassification of MRC Global depreciation expense in the amount of $18 million and $21 million, for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Cost of sales” to “Warehousing, selling and administrative”.

(r)	Represents a reclassification of MRC Global “Selling, general and administrative expenses” to “Warehousing, selling and administrative”.

(s)	Represents a reclassification of MRC Global “Interest expense” to “Other income (expense)”.

(t)	Represents a reclassification of MRC Global “Other, net” to “Other income (expense)”.

(u)	Represents a reclassification of MRC Global “Income tax expense from continuing operations” to “Income tax provision”.

Note 5. Adjustments to Unaudited Pro Forma Combined Balance Sheet

Merger adjustments include the following adjustments related to the unaudited pro forma combined balance sheet as of September 30, 2025, as follows:

(a)

Represents the adjustments to the carrying value of inventories and property, plant and equipment were recorded to the estimated fair value. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

(b)

Represents a net adjustment to goodwill to reflect the balance that would have been recorded if the Mergers occurred on September 30, 2025. The preliminary purchase price to the net tangible and intangible assets based upon their estimated fair values at the closing date of the Mergers. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded to goodwill as of September 30, 2025. The calculated value is preliminary, subject to change and could vary materially from the final purchase price assignment.

(c)

Represents a net adjustment of $289 million to the carrying value of “Intangibles, net” to recognize the estimated fair value of intangible assets acquired. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

(d)

Represents a net adjustment of $12 million for the remeasurement of operating and finance lease right-of-use assets. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

(e)

Represents the identified tax basis differences between the fair value and historical carrying value of the assets acquired, which has been tax effected using a blended statutory tax rate of 25%. This rate may vary from the effective tax rate of the historical and combined businesses. The estimate of deferred tax balances is preliminary and is subject to change based upon certain factors including final determination of the fair value of assets acquired and liabilities assumed and deductible non-recurring items by taxing jurisdiction.

(f)

Represents a net adjustment of $27 million to increase other assets to recognize the estimated fair value from the purchase price allocation. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

(g)

Represents the repayment of existing indebtedness of MRC Global with an outstanding balance of approximately $477 million as of September 30, 2025, including the net of discount and issuance costs of approximately $6 million and accrued interest of approximately $1 million. There is no penalty associated with prepayment of MRC Global’s existing indebtedness.

DNOW intends to use $212 million of cash on hand and the proceeds from a draw of $265 million from its existing senior secured asset-based credit facility (which was amended on the closing date to, among other things, provide for an $850 million revolving credit facility), to pay off MRC Global’s outstanding credit facility and term loan.

(h)	Represents the settlement of the estimated transaction costs to be incurred by DNOW in connection with the Mergers.

(i)	The changes to equity associated with the Mergers as of September 30, 2025 are as follows:

(Amounts in millions)	Common stock	Treasury stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Pro forma net adjustment to equity
Elimination of MRC Global’s Historical Equity(1)	$(1)	$390	$(1,998)	$670	$195	$(744)
Issuance of DNOW common stock(2)	1	—	1,196	—	—	1,197
Settlement of the accrued and additional estimated DNOW(3) transaction costs associated with the Mergers	—	—	—	(32)	—	(32)
Estimated repayment of certain existing indebtedness of MRC Global(4)	—	—	477	—	—	477
Elimination of MRC Global’s Historical Goodwill(5)	—	—	(264)	—	—	(264)

	$—	$390	$(589)	$638	$195	$634

(1)	Represents the elimination of MRC Global’s historical equity balances as of September 30, 2025.
(2)

Represents the issuance of 81,374,745 shares of DNOW common stock based on the closing price of $14.56 per share on November 5, 2025, and the fair value of assumed MRC Global awards attributable to pre-combination services.

(3)	Represents the adjustment to accumulated deficit for the settlement of the estimated transaction costs to be incurred by DNOW in connection with the Mergers.
(4)

Represents the repayment of existing indebtedness of MRC Global with an outstanding balance of approximately $477 million as of September 30, 2025, including accrued interest, that is not being legally assumed in the Mergers.

(5)	Represents the elimination of MRC Global’s historical goodwill balance as of September 30, 2025.

Note 6. Adjustments to the Unaudited Pro Forma Combined Statements of Operations

Merger adjustments include the following adjustments related to the unaudited pro forma combined statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, as follows:

(a)	Represents the increase to cost of products by the amount related to the inventory fair value step up, which was described in Note 5(a) and expected to be sold within one year.

(b)

Represents a net adjustment of $8 million and $9 million for the nine months ended September 30, 2025, and the year ended December 31, 2024, respectively, to (1) reflect the removal of historical amortization expense related to cost of products and (2) recognize amortization expense related to intangible assets.

(c)

Represents a net adjustment of ($10) million and ($11) million for the nine months ended September 30, 2025, and the year ended December 31, 2024, respectively, to (1) reflect the removal of historical depreciation expense related to warehousing, selling and administrative and (2) recognize depreciation related to tangible assets.

(d)	Represents the recognition of new stock-based compensation expense for the post-combination portion of the cancelled and exchanged MRC Global equity awards.

As the 2022 and 2023 MRC Global RSUs and MRC Global PSUs, if any, were settled at closing with no future service required, the value of these awards was recognized as part of Merger Consideration.

It is being assumed that MRC Global RSAs and certain of the awards of the 2024 and 2025 MRC Global RSUs, and MRC Global PSUs have a contractual provision that effected the accelerated vesting of those awards resulting in the entire post-combination portion of these awards being recognized as compensation expense immediately after the closing of the Mergers.

The remaining 2024 and 2025 MRC Global RSUs and MRC Global PSUs are considered cancelled and exchanged for DNOW RSUs with the incremental value of the awards being recorded post-combination due to services to be performed after the closing of the Mergers.

The following table illustrates the stock-based compensation adjustments made to “Warehouse, selling and administrative expense”:

(Amounts in millions)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Compensation expense for the post-combination portion of the cancelled and converted MRC Global RSUs(1)	$1	$3
Compensation expense for the post-combination portion of to the cancelled and converted MRC Global PSUs(2)	—	1
Removal of historical stock-based compensation expense related to the cancelled and converted MRC Global RSUs and PSUs	(6)	(8)

Net adjustment to warehouse, selling and administrative expense	$(5)	$(4)

(1)	Represents the recognition of new stock-based compensation expense for the post-combination portion of the cancelled and converted MRC Global RSUs.
(2)	Represents the recognition of new stock-based compensation expense for the post-combination portion of the cancelled and converted MRC Global PSUs.

(e)

Represents the one-time direct and incremental transaction costs in the amount of $37 million anticipated to be incurred by DNOW prior to, or concurrent with, the Mergers and are reflected in the unaudited pro forma condensed consolidated balance sheet as a direct reduction to the combined entity’s accumulated deficit and are assumed to be cash settled.

(f)

Represents the interest expense, in the amount of $9 million and $15 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, associated with DNOW’s $265 million drawing from its existing senior secured revolving credit facility to pay off MRC Global’s existing indebtedness. Interest expense is calculated using an effective interest rate. The effective interest rate for the senior secured revolving credit facility hereby was 6.3%.

(g)	Represents the removal of interest expense associated with MRC Global’s existing indebtedness.

(h)

Represents the pro forma effects of the transaction of the Other Acquisitions that were completed during the year ended December 31, 2024. The pro forma is presented as if the acquisitions occurred on January 1, 2024. The tax rate is based on the average blended federal and state rate for the period. The actual tax effect of the 2024 acquisitions will differ from the pro forma adjustments.

(i)

Represents an adjustment of $7 million and ($14) million for the nine months ended September 30, 2025, and year ended December 31, 2024, respectively, to reflect the tax effect of the adjustments above at a blended statutory income tax rate of approximately 25%. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Mergers, including cash needs, the geographical mix of income, and changes in tax law.

(j)

Represents the severance pay in the amount of $27 million to record (1) stock-based compensation expense related to MRC Global PSUs and MRC Global RSUs for which the service-based and performance-based vesting conditions are expected to be satisfied in connection with the Mergers, and (2) certain severance to be paid to executives terminated upon change-in-control.

(k)	This represents the elimination of MRC Global’s historical income impact from the settlement of preferred shares that are not part of the Mergers.

(l)

Pro forma basic earnings per share attributable to holders of DNOW common stock (the “DNOW stockholders”) is calculated using the historical basic weighted average shares of DNOW common stock outstanding, adjusted for the additional shares to be issued to holders of MRC Global common stock and holders of MRC Global equity awards. Pro forma diluted earnings per share attributable to DNOW stockholders is calculated using the historical diluted weighted average shares of DNOW common stock outstanding, adjusted for the additional shares to be issued to holders of MRC Global common stock excluding the DNOW assumed MRC Global RSUs and PSUs as those are not participating securities.

For the Nine Months Ended September 30, 2025
(in millions, except share data)
Numerator:
Net income attributable to DNOW	$103
Net income attributable to participating securities	(1)

Net income attributable to DNOW stockholders	$102

Denominator:
Historical weighted average shares of DNOW common stock outstanding (basic)	105,478,443
Shares of DNOW common stock to be issued to MRC Global stockholders pursuant to the Merger Agreement(1) Pro forma weighted average shares (basic)	81,374,745

Historical weighted average shares of DNOW common stock outstanding (diluted)	186,853,188

DNOW common stock to be issued to MRC Global stockholders pursuant to the Merger Agreement(1)	106,115,255
Pro forma weighted average shares (diluted)	81,374,745

Pro forma earnings per share of DNOW common stock attributable to DNOW stockholders:	187,490,000

Basic	$0.55
Diluted	$0.54

(1)

Includes the cancellation and exchange of all 85,756,924 issued and outstanding shares of MRC Global common stock (including 764,262 shares underlying MRC Global RSAs, MRC Global RSUs and MRC Global PSUs subjected to accelerated vesting upon change in control) as of November 6, 2025, into an aggregate of 81,374,745 shares of DNOW common stock.

For the Twelve Months Ended December 31, 2024
(in millions, except share data)
Numerator:
Pro forma net income attributable to DNOW	$138
Net income attributable to participating securities	(2)

Net income attributable to DNOW stockholders	$136

Denominator:
Historical weighted average shares of DNOW common stock outstanding (basic)	106,354,586
DNOW common stock to be issued to MRC Global stockholders pursuant to the Merger Agreement(1)	81,374,745

Pro forma weighted average shares (basic)	187,729,331

Historical weighted average shares of DNOW common stock outstanding (diluted)	107,148,410
DNOW common stock to be issued to MRC Global stockholders pursuant to the Merger Agreement(1)	81,374,745

Pro forma weighted average shares (diluted)	188,523,155

Pro forma earnings per share attributable to DNOW stockholders:
Basic	$0.72
Diluted	$0.72

(1)

Includes the cancellation and exchange of all 85,756,924 issued and outstanding shares of MRC Global common stock (including 764,262 shares underlying MRC Global RSAs, MRC Global RSUs and MRC Global PSUs subjected to accelerated vesting upon change in control) as of November 6, 2025, into an aggregate of 81,374,745 shares of DNOW common stock.